UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2024
CAVCO INDUSTRIES INC.
(Exact name of registrant as specified in its charter)

Delaware	000-08822	56-2405642
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3636 North Central Avenue, Suite 1200
Phoenix	Arizona	85012
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code: (602) 256-6263
Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01	CVCO	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement
On November 12, 2024, Cavco Industries, Inc. (the "Company") entered into that certain Amended and Restated Credit Agreement among the Company, Bank of America, N.A., as administrative agent, swing line lender, letter of credit issuer, and the guarantors party thereto (the “Credit Agreement”), providing for a $75 million revolving credit facility (the “Revolving Credit Facility”), including a $10 million letter of credit sub-facility. The Revolving Credit Facility matures on November 12, 2029. The Credit Agreement amends and restates the previous credit agreement between the parties entered into on November 22, 2022.

Loans under the Revolving Credit Facility will bear interest at a rate equal to (i) the Secured Overnight Financing Rate, plus a credit spread adjustment of 0.10% (as adjusted, “Term SOFR”), plus the “applicable rate” or (ii) the “base rate” (defined as the highest of (a) the Bank of America prime rate, (b) the Federal Funds rate plus 0.50%, and (c) Term SOFR plus 1.00%) plus the “applicable rate.” The applicable rate will be determined in accordance with a pricing grid based on the Company’s Consolidated Total Leverage Ratio (as defined in the Credit Agreement) ranging from 1.25% to 1.50% per annum for Term SOFR rate loans and from 0.25% to 0.50% per annum for base rate loans. In addition, the Company will pay a commitment fee on the unused portion of the Revolving Credit Facility of 0.20% per annum.

The Revolving Credit Facility is guaranteed, on a joint and several basis, by certain of the Company’s subsidiaries. Subject to certain conditions and requirements set forth in the Credit Agreement, including the availability of additional lender commitments, the Company may request from time to time one or more term loan facilities, or increases in the aggregate commitments under the Revolving Credit Facility, in an aggregate amount not exceeding $75 million.
The Credit Agreement contains customary representations and warranties, affirmative and negative covenants (including restrictions, subject to customary exceptions, qualifications, and baskets, on the ability of the Company and its subsidiaries to incur additional indebtedness or guarantees of indebtedness, pay dividends or distributions on, redeem, repurchase, or retire capital stock, make investments, loans, advances, or acquisitions, enter into sale and leaseback transactions, engage in transactions with affiliates, create liens, transfer, or sell assets, create restrictions on the payment of dividends or other amounts from their subsidiaries, and consolidate, merge, or transfer all or substantially all of the assets of the Company and its subsidiaries taken as a whole), and events of default (as defined in the Credit Agreement).

In addition, the Credit Agreement includes the following financial covenants (i) as of the end of any fiscal quarter, the Consolidated Total Leverage Ratio (as defined in the Credit Agreement) cannot exceed 3.25 to 1.00 and (ii) a requirement to maintain Consolidated EBITDA (as defined in the Credit Agreement) for any period of four fiscal quarters of at least $75 million.

As of the date of this report, there were no borrowings outstanding under the Revolving Credit Facility.

The description of the Credit Agreement set forth above is qualified in all respects by reference to the Credit Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 9.01    Financial Statements and Exhibits

Exhibit Number	Description
10.1
Amended and Restated Credit Agreement, dated November 12, 2024, among Cavco Industries, Inc., the guarantors party thereto, and Bank of America, N.A., as administrative agent, swing line lender, and letter of credit issuer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVCO INDUSTRIES, INC.
By:	/s/ Seth Schuknecht
Seth Schuknecht
Executive Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary

Date:	November 13, 2024